                                                                   Exhibit 10.36








--------------------------------------------------------------------------------

                           LICENSE PURCHASE AGREEMENT
                                     between
                                DIGITAL PCS, LLC
                                       and
                                  TRITEL, INC.
                            Dated as of May 20, 1999

--------------------------------------------------------------------------------

                                    ARTICLE I

                                   DEFINITIONS


                                   ARTICLE II

            PURCHASE AND SALE OF LICENSES; PAYMENT OF CONSIDERATION;
                        CERTAIN RESTRICTIONS ON TRANSFER


2.1     Purchase and Sale of Mercury Licenses and Other Mercury Assets ........5
2.2     Consideration for Mercury Licenses.....................................5
2.3     Consideration for Other Mercury Assets.................................5
2.4     Payment of Certain Expenses............................................6
2.5     Restrictive Legends....................................................6

                                   ARTICLE III

                                     CLOSING

3.1     Time and Place of Closing..............................................6
3.2     Closing Actions and Deliveries.........................................6
3.3     Payment of Transfer Taxes..............................................7

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1     Organization and Standing..............................................7
4.2     Power and Authority....................................................8
4.3     Due Authorization......................................................8
4.4     Enforceability.........................................................8
4.5     No Breach..............................................................8
4.6     Consents; No Conflicts.................................................8

4.7     Litigation.............................................................9
4.8     FCC Compliance.........................................................9
4.9     Brokers................................................................9
4.10           ................................................................9

                                    ARTICLE V

                                    COVENANTS

5.1     Consummation of Transactions..........................................11
5.2     Confidentiality.......................................................12
5.3     Certain Covenants.....................................................13
5.4     Certain Mercury Transactions..........................................13

                                   ARTICLE VI

                               CLOSING CONDITIONS

6.1     Conditions to Obligations of All Parties..............................14
6.2     Conditions to Obligations of the Company..............................15
6.3     Conditions to the Obligations of Mercury..............................16

                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

7.1     Survival..............................................................17
7.2     Indemnification by Mercury and Mercury Investor Indemnitors...........17
7.3     Indemnification by the Managers.......................................18
7.4     Indemnification by the Company........................................18
7.5     Procedures............................................................19
7.6     Escrow and Reconciliation.............................................20

                                  ARTICLE VIII

                                   TERMINATION

8.1     Termination...........................................................22
8.2     Effect of Termination.................................................22

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

9.1     Amendment and Modification............................................23
9.2     Waiver of Compliance; Consents........................................23
9.3     Notices...............................................................23
9.4     Parties in Interest; Assignment.......................................24
9.5     Applicable Law........................................................24
9.6     Counterparts..........................................................24
9.7     Interpretation........................................................24
9.8     Entire Agreement......................................................24
9.9     Publicity.............................................................25
9.10    Specific Performance..................................................25
9.11    Remedies Cumulative...................................................25

SCHEDULES
---------

Schedule I         --   Mercury Licenses
Schedule II        --   Mercury Investors
Schedule 1.1       --   Permitted Expenditures
Schedule 2.1       --   Mercury Assets
Schedule 2.3       --   Other Mercury Debt
Schedule 4.6       --   Mercury Consents; Company Consents
Schedule 4.7       --   Mercury Litigation
Schedule 4.10 (a)  --   Mercury FCC Proceedings
Schedule 4.10 (c)  --   Cash Flow Statements
Schedule 4.10 (e)  --   Litigation Affecting Other Mercury Assets

EXHIBITS
--------

Exhibit A       --      Form of Opinion of Counsel to Mercury
Exhibit B       --      Form of Opinion of FCC Counsel to Mercury
Exhibit C       --      Form of Opinion of Counsel to Company
Exhibit D       --      Form of Assignment

                           LICENSE PURCHASE AGREEMENT

         LICENSE PURCHASE AGREEMENT, dated as of May 20, 1999, between DIGITAL PCS, LLC (f/k/a Mercury PCS II, LLC), a Mississippi limited liability company ("Mercury"), William M. Mounger, II, E.B. Martin, Jr. and Jerry M. Sullivan, Jr. (individually a "Manager" and collectively the "Managers"), and TRITEL, INC., a Delaware corporation (the "Company").

         WHEREAS, Mercury has been granted the PCS licenses described on
Schedule I (the "Mercury Licenses"); and

         WHEREAS, Mercury and the Company have entered into an Agreement dated as of January 7, 1999 (the "Option Agreement"), pursuant to which Mercury has granted to the Company an Option (as such term is defined in the Option Agreement) to purchase the Mercury Licenses; and

         WHEREAS, pursuant to the Option Agreement, the Company has exercised its Option to purchase the Mercury Licenses on the terms and subject to the conditions herein set forth;

         NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

         "Claim" has the meaning set forth in Section 7.5.

         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.1.

         "Common Stock" has the meaning set forth in the Securities Purchase Agreement.

         "Company" has the meaning set forth in the preamble.

         "Confidential Information" means any and all information regarding the business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

         "Consents" means all consents and approvals of Governmental Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the transactions contemplated hereby and for the Company to operate its business after the Closing Date as currently contemplated.

         "Escrowed Shares" has the meaning set forth in Section 7.6.

         "FCC" means the Federal Communications Commission or similar regulatory authority established in replacement thereof.

         "FCC Debt" means the indebtedness of Mercury to the United States Department of the Treasury, in the aggregate principal amount of $12,189,890.40, incurred in connection with its acquisition of Mercury Licenses.

         "FCC Law" means the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

         "Final Order" has the meaning set forth in Section 6.1(b).

         "Governmental Authority" means a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indemnified Party" has the meaning set forth in Section 7.5.

         "Indemnifying Party" has the meaning set forth in Section 7.5.

         "Law" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

         "License" means a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

         "Losses" means losses, damages, costs, expenses or liabilities, including any amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees incurred by a Person in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any such Person may be involved or with which such Person may be threatened.

         "Managers" has the meaning set forth in the preamble.

         "Material Adverse Effect" means a material adverse effect on the business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

         "Mercury" has the meaning set forth in the preamble.

         "Mercury Investors" means the Persons that beneficially own, directly or indirectly, equity interests in Mercury on the date hereof and that are set forth on Schedule II.

         "Mercury License Transfer" has the meaning set forth in Section 3.2(a).

         "Mercury Licenses" has the meaning set forth in the first recital.

         "New York Courts" has the meaning set forth in Section 9.5.

         "Old Mercury Stockholders" has the meaning set forth in the Securities Purchase Agreement.

         "Option Agreement" has the meaning set forth in the second recital.

         "Other Mercury Assets" has the meaning set forth in Section 2.1.

         "Other Mercury Debt" has the meaning set forth in Section 2.3.

         "Percentage Share" means a fraction the numerator of which is the number of shares of Series C Preferred Stock distributed to any Person pursuant to Section 5.4 hereunder and the denominator of which is the total number of shares of Series C Preferred Stock issued hereunder.

         "Permitted Expenditures" means expenditures relating to the Mercury Licenses in an amount to be agreed by the Company, in its sole discretion.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

         "Purchase Price" has the meaning set forth in Section 2.2.

         "Reconciliation Date" has the meaning set forth in the Securities Purchase Agreement.

         "Representatives" has the meaning set forth in Section 5.2(a).

         "Section 7.2 Indemnified Party" has the meaning set forth in Section
7.2.

         "Section 7.2 Indemnifying Party" has the meaning set forth in Section 7.2.

         "Section 7.2 Losses" has the meaning set forth in Section 7.2.

         "Section 7.3 Indemnified Party" has the meaning set forth in Section
7.3.

         "Section 7.3 Indemnifying Party" has the meaning set forth in Section 7.3.

         "Section 7.4 Indemnified Party" has the meaning set forth in Section
7.4.

         "Section 7.4 Indemnifying Party" has the meaning set forth in Section 7.4.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of May 20, 1998, by and among the Company, AT&T Wireless PCS Inc., TWR Cellular Inc., Mercury, Mercury PCS LLC, the Cash Equity Investors identified therein, and the Managers identified therein, as the same may be amended, modified or supplemented in accordance with the terms thereof.

         "Series C Preferred Stock" has the meaning set forth in Section 2.2.

         "Solvent" means, when used with respect to any Person, that at the time of determination: (a) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), (b) the present fair saleable value of its assets is greater than its probable liability for its existing debts as such debts become absolute and mature, (c) it is then able and expects to be able to pay its indebtedness (including without limitation, contingent indebtedness and other commitments) as they mature, and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                                   ARTICLE II

            PURCHASE AND SALE OF LICENSES; PAYMENT OF CONSIDERATION;
                        CERTAIN RESTRICTIONS ON TRANSFER

         2.1 Purchase and Sale of Mercury Licenses and Other Mercury Assets. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, Mercury shall sell, transfer, assign, convey and deliver to the Company (or one or more wholly owned Subsidiaries of the Company designated by the Company), free and clear of all Liens (other than Liens of the United States Department of the Treasury securing FCC Debt), and the Company agrees to purchase, acquire and accept from Mercury, the Mercury Licenses and the assets described on Schedule
2.1 (the "Other Mercury Assets").

         2.2 Consideration for Mercury Licenses. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, the Company agrees (I) to pay to Mercury in consideration for the Mercury Licenses, that number of shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") as shall be equal to (x) the aggregate amount paid by Mercury to the FCC in respect of the Mercury Licenses (including any interest paid by Mercury on FCC Debt through the Closing Date but excluding the principal amount of, and accrued interest on, the FCC Debt outstanding on the Closing Date), divided by
(y) One Thousand ($1,000) Dollars (the "Purchase Price"), and (II) to assume the FCC Debt.

         2.3 Consideration for Other Mercury Assets. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, on and as of the Closing Date, the Company shall pay to Mercury, in consideration for the Other Mercury Assets, an amount equal to the principal amount of indebtedness incurred by Mercury to fund the cost of Permitted Expenditures together with all interest paid or accrued thereon (collectively, the "Other Mercury Debt"). The outstanding principal amount of each item of Other Mercury Debt, as of the date hereof is set forth on
Schedule 2.3.

         2.4 Payment of Certain Expenses. At the Closing (if any) the Company shall reimburse Mercury, against delivery of customary invoices in reasonable detail, for its legal fees and related expenses incurred in connection with the preparation and filing of applications on Form 490 with the FCC necessary to effect the Mercury License Transfer, provided, that the Company's reimbursement obligation shall be limited to fees and expenses incurred through the date of filing of the last of such applications.

         2.5 Restrictive Legends. Each certificate representing shares of the Series C Preferred Stock (including the shares originally delivered hereunder or delivered upon conversion of the Series C Preferred Stock, or delivered in substitution or exchange for any of the foregoing) will bear a legend reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this Agreement and the Stockholders Agreement (as defined in the Securities Purchase Agreement):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR UNDER ANY STATE SECURITIES OR 'BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS."

                                   ARTICLE III

                                     CLOSING

         3.1 Time and Place of Closing. Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112 at 10:00 a.m. on the twelfth business day following the date of receipt of the last Consent required by subsections (a) through (c) of Section 6.1, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VI (the "Closing Date").

         3.2 Closing Actions and Deliveries. Upon the terms and subject to the satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article

VI, to effect the purchase and sale of the Mercury Licenses and the Other Mercury Assets, the parties shall on the Closing Date take the following actions:

         (a) Assignment of Licenses and Assets. Mercury shall, and each Manager shall cause Mercury to, execute and deliver to the Company (or the applicable Subsidiary), (i) one or more instruments of assignment, substantially in the form of Exhibit D, sufficient to assign the Mercury Licenses to the Company (or one or more wholly owned Subsidiaries of the Company designated by the Company) (such assignments being herein collectively referred to as the "Mercury License Transfer"), and (ii) an Assignment and Bill of Sale, in form reasonably acceptable to the Company, and such other good and sufficient instruments of conveyance, transfer and assignment as shall be necessary or appropriate to transfer to and vest in the Company (or the applicable Subsidiary) the Other Mercury Assets with warranties of title consistent with this Agreement.

         (b) Payment of Purchase Price. The Company shall pay the Purchase Price of the Mercury Licenses to Mercury in accordance with Section 2.2.

         (c) Assumption and Reimbursement of Indebtedness. The Company shall execute and deliver to Mercury an instrument of assumption, in form and substance reasonably satisfactory to Mercury, in respect of the FCC Debt and shall pay, or reimburse Mercury in respect of, the Other Mercury Debt.

         (d) Other Deliveries. The parties shall execute and deliver or cause to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the transactions contemplated hereby on the Closing Date.

         3.3 Payment of Transfer Taxes. The Company shall pay or cause to be paid at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, gains taxes (including, without limitation, real property gains tax or other similar taxes), transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes payable in connection with the transfer of the Mercury Licenses.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Mercury (as to itself), each Manager (severally as to itself and jointly and severally as to Mercury), and the Company (as to itself and each of its Subsidiaries), represents and warrants to each of the other parties that:

         4.1 Organization and Standing. It is a corporation, limited liability company, general partnership or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the transactions contemplated hereby or its ability to perform its obligations under this Agreement.

         4.2 Power and Authority. It has the requisite power and authority (or, in the case of the Managers, capacity) to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

         4.3 Due Authorization. The execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors (or equivalent body, as applicable) and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

         4.4 Enforceability. This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

         4.5 No Breach. After giving effect to the transactions contemplated hereby, it is not in breach of any obligation under this Agreement.

         4.6 Consents; No Conflicts. Neither the execution, delivery and performance by it of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on Schedule 4.6, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent (other than those set forth on Schedule 4.6) or the approval of its board of directors, members, general partner, stockholders or similar constituent bodies, as applicable (other than approvals that have been obtained), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the transactions contemplated hereby. To its knowledge, except as set forth on Schedule 4.6, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the transactions contemplated hereby or disqualify the Company from obtaining the Consents (including without limitation, FCC Consent) required in order to consummate the Mercury License Transfer.

         4.7 Litigation. Except as set forth on Schedule 4.7, there is no action (including court action), proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the transactions contemplated hereby or to fulfill its obligations under this Agreement, which seeks to prevent or challenge the transactions contemplated hereby, or which seeks to have an adverse effect on the Company or its wholly owned Subsidiaries.

         4.8 FCC Compliance. It complies with all eligibility rules issued by the FCC to hold broadband PCS licenses, including without limitation, FCC rules on foreign ownership and the CMRS spectrum cap.

         4.9 Brokers. The Company has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby.

         4.10 Mercury and each Manager, jointly and severally, represent and warrant that:

         (a) Mercury Licenses. Mercury is the authorized legal holder, free and clear of any Liens (other than Liens securing the FCC Debt, Liens securing indebtedness to the Company and Liens securing indebtedness of Mercury to Airwave Communications, LLC that will be released on the Closing Date), of the Mercury Licenses set forth on Schedule I, true and correct copies of which are attached thereto. The Mercury Licenses are, and on the Closing Date will be, valid and in full force and effect. Except as set forth on Schedule 4.10(a) and for proceedings affecting the PCS or wireless communications services industry generally, including investigations by governmental agencies of bidding practices of bidders in the FCC auctions of PCS spectrum, there is not pending, nor to its knowledge, threatened against Mercury or the Mercury Licenses, any application, action (including court action), petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, any of the Mercury Licenses, which seeks the imposition of any modification or amendment with respect thereto, or which adversely affects the ability of the Company to employ the Mercury Licenses in its business after the Closing Date or seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any Mercury License. The Mercury Licenses are not subject to any conditions other than those appearing on the face of the Licenses themselves and those imposed by FCC Law.

         (b) Mercury Debt; Solvency. The FCC Debt and each item of Other Mercury Debt being paid or assumed by the Company is, and on the Closing Date will be, a bona fide obligation of Mercury and the amount set forth opposite each item on
Schedule 2.3 is the outstanding amount of principal thereon as of ________, 1999. Mercury is Solvent after giving effect to the consummation of the transactions contemplated hereby, including the Mercury License Transfer.

         (c) Proceeds of Debt. The cash flow statements of Mercury set forth on
Schedule 4.10(c) accurately reflect the sources and uses of cash relating to the Mercury Licenses and Other Mercury Assets. The proceeds of all Other Mercury Debt have been applied to Permitted Expenditures. The Other Mercury Assets constitute all assets or rights purchased with the proceeds of Permitted Expenditures.

         (d) Title and Transferability. Mercury has, and upon the delivery of the transfer documents pursuant to Section 3.2(a)(ii) the Company (or the applicable Subsidiary) will have, good and marketable title to, each of the Other Mercury Assets free and clear of any Liens (other than Liens securing indebtedness to the Company and Liens securing indebtedness of Mercury to Airwave Communications, LLC that will be released on the Closing Date). Neither the execution, delivery and performance by Mercury of this Agreement nor the purchase of the Other Mercury Assets or the assumption by the Company (or the applicable Subsidiary) of the Other Mercury Debt will (a) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of the Other Mercury Assets or Other Mercury Debt; or (b) require any Consent (other than those set forth on Schedule 4.6) or the approval of its board of directors, general partner, members, stockholders or similar constituent bodies, as the case may be (other than approvals that have been obtained).

         (e) Litigation. Except as set forth on Schedule 4.10(e), there is no action (including court action), proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the transfer of the Other Mercury Assets, which seeks to prevent or challenge such transfer, or which seeks to have an adverse effect on the Other Mercury Assets.

         (f) No Distribution. Mercury is acquiring the shares of Series C Preferred Stock to be acquired by it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Securities Act and all applicable state securities laws).

         (g) Investor Acknowledgments. (a) Mercury is an "accredited investor" as defined in Regulation D of the Securities Act. Its representatives have been provided an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives regarding the terms and conditions of its acquisition of shares of Series C Preferred Stock, and the Company and its proposed business generally, and have obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase.

         (h) Mercury has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of acquiring the shares of Series C Preferred Stock it is acquiring hereunder.

         (i) Mercury is not relying on and acknowledges that no representation is being made by the Company or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (x) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations and
(y) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement.

         (j) In deciding to invest in the Company, Mercury has relied exclusively on the representations and warranties expressly set forth in this Agreement, investigations made by itself and its representatives and its and such representatives' knowledge of the industry in which the Company proposes to operate. Based solely on such representations and warranties and such investigations and knowledge, it has determined that shares of Series C Preferred Stock it is acquiring are a suitable investment for it.

                                    ARTICLE V

                                    COVENANTS

         5.1 Consummation of Transactions. Each party shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement to consummate the transactions contemplated hereby, which efforts shall include, without limitation, the following:

              (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the transactions contemplated hereby to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including, without limitation, the approval of this Agreement and the transactions contemplated hereby by all Governmental Authorities and agencies, including the

FCC, and make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the transactions contemplated hereby; provided that Mercury shall not make any filings with the FCC regarding the Mercury Licenses without the prior review and approval of the Company.

              (b) Each party shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by Mercury or the Company or any other party in connection with the transactions contemplated hereby or otherwise to determine compliance with applicable FCC Rules.

         5.2 Confidentiality.

              (a) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and retain in strictest confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates and Representatives and any other Person that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this
Section 5.2. Until the Closing, each party agrees to use Confidential Information received from another party only (i) to evaluate its interest in pursuing the transactions contemplated hereby and (ii) to pursue such transactions contemplated hereby, but not for any other purpose. All Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

              (b) The obligations set forth in Section 5.2(a) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its agents, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the providing party's agents.

              (c) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this Section 5.2, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this
Section 5.2 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 5.2 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 5.2.

              (d) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so, provided that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

         5.3 Certain Covenants. From and after the execution and delivery of this Agreement to and including the Closing Date, Mercury shall and each of the Managers shall cause Mercury to:

              (a) Comply in all material respects with all applicable Laws, including all such Laws relating to the Mercury Licenses or Other Mercury Assets or their use;

              (b) Use commercially reasonable efforts to maintain the Mercury Licenses in full force and effect;

              (c) Not (i) sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any of the Mercury Licenses or Other Mercury Assets or any interest therein, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien of any nature whatsoever relating to any of the Mercury Licenses or Other Mercury Assets or any interest therein (other than Liens securing the FCC Debt to be assumed by the Company pursuant to Section 2.3). Without limiting the foregoing, Mercury shall not incur any material obligation or liability, absolute or contingent, relating to or affecting the Mercury Licenses or Other Mercury Assets or their use;

              (d) Give written notice to the Company promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to
(i) it, its properties or assets, including the Mercury Licenses or Other Mercury Assets or their use, and which could have a Material Adverse Effect on it or materially adversely affect the transactions contemplated hereby, or (ii) the Mercury Licenses or Other Mercury Assets or their use;

              (e) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which could cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, give notice in writing of such event, or occurrence or impending or threatened event or occurrence, to the other parties and use commercially reasonable efforts to prevent or to promptly remedy such breach; and

              (f) Cause the other parties to be advised promptly in writing of
(i) any event, condition or state of facts known to it, which has had or could have a Material Adverse

Effect on it, or materially adversely affect the Mercury Licenses or Other Mercury Assets or their use or the transactions contemplated hereby (other than proceedings affecting the PCS or wireless communications services industry generally), or (ii) any claim, action or proceeding which seeks to enjoin the con summation of the transactions contemplated hereby.

              5.4 Certain Mercury Transactions. Prior to the Reconciliation Date, (as defined in the Securities Purchase Agreement) Mercury shall not distribute or otherwise Transfer (as defined in the Stockholders Agreement) any"Escrowed Shares" issued to it hereunder (or shares of Common Stock issued upon conversion of the Series C Preferred Stock) except: (I) a Transfer from Mercury to Airwave Communications, LLC, (II) in accordance with Section 7.6(f), or (III) to a Mercury Investor that (x) elects by written notice to Mercury, as the case may be, copies of which notice shall be furnished to the other parties, to receive its Escrowed Shares and/or other shares and (y) executes and delivers to the other parties thereto a counterpart to each of the Stockholders Agreement and the agreement among the Cash Equity Investors (as defined in the Securities Purchase Agreement) attached as Schedule X to the Stockholders Agreement. By delivering such notice and accepting any such Escrowed Shares or other shares, each Mercury Investor: (i) shall become a "Mercury Investor Indemnitor" hereunder, (ii) agrees and acknowledges that such Escrowed Shares continue to be subject to the provisions of this Agreement, (iii) makes (as to itself as of the date of such distribution or transfer) the representations set forth in Section
5.1 of the Securities Purchase Agreement, and (iv) agrees and acknowledges that it shall succeed to the rights of Mercury, as applicable, hereunder, in respect of the shares distributed to it.

                                   ARTICLE VI

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of All Parties. The obligation of each of the parties to consummate the transactions contemplated hereby to occur at the Closing shall be conditioned on the following, unless waived by each of the parties:

              (a) Any applicable waiting period under the HSR Act shall have expired or been terminated.

              (b) The Consent of the FCC to the Mercury License Transfer shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company or Mercury, other than those applicable to the PCS or wireless communications services industry generally. For the purposes of this paragraph, "Final Order" means an action or decision that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed; provided, however, that the Consent of the FCC to the transactions contemplated hereby shall be deemed to be a Final Order notwithstanding the pendency of any of the proceedings set forth in Schedule 4.7 or 4.10(a), or any appeals therefrom, so long as such proceedings or appeals would not be reasonably expected, individually or in the aggregate, to result in the revocation, non-renewal or suspension of, or an adverse affect on the ability of the Company to employ, the Mercury Licenses.

              (c) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) required to permit the consummation of the transactions contemplated hereby, the failure to obtain or make which would be reasonably expected to have a Material Adverse Effect on the Company or Mercury or to materially adversely affect the transactions contemplated hereby or its ability to perform its obligations under this Agreement shall have been obtained or made.

              (d) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the transactions contemplated hereby or prohibit such consummation, or (ii) impair in any material respect the operation of the Company.

         6.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions by each of the other parties, unless waived by the Company:

              (a) The representations and warranties of Mercury contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 4.7 and the third sentence of Section 4.10(a) (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on Mercury or its ability to perform its obligations under this Agreement or to materially adversely affect the transactions contemplated hereby.

              (b) Mercury shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

              (c) Each Manager and an officer of Mercury shall have delivered to the Company a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to Mercury.

              (d) Mercury shall have furnished the Company with opinions of counsel, each dated the Closing Date, in substantially the forms of Exhibits A and B.

              (e) All member and other proceedings of Mercury in connection with the Mercury License Transfer and the other transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Company, and Mercury shall have delivered to the Company such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to the Company, which the Company shall have reasonably requested.

         6.3 Conditions to the Obligations of Mercury. The obligation of Mercury to consummate the transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by Mercury:

              (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 4.7 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company or its ability to perform its obligations under this Agreement or to materially adversely affect the transactions contemplated hereby.

              (b) The Company shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

              (c) An officer of the Company shall have delivered to Mercury a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to the Company.

              (d) The Company shall have furnished Mercury with an opinion of counsel, dated the Closing Date, in substantially the form of Exhibit C.

              (e) All corporate and other proceedings of the Company in connection with the Mercury License Transfer and the other transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Mercury, and the Company shall have delivered to Mercury such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to Mercury, which Mercury shall have reasonably requested.

                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

         7.1 Survival. The representations and warranties made in this Agreement shall survive the Closing until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to such date to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided that the right to indemnification pursuant to this Article VII in respect of a breach of a representation or warranty shall expire on the second anniversary of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such date to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VII.

         7.2 Indemnification by Mercury and Mercury Investor Indemnitors. Mercury, and the Managers, jointly and severally, and each Mercury Investor Indemnitor, solely to the extent of its Percentage Share of any Section 7.2 Losses, shall indemnify and hold harmless the Company and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 7.2 Indemnified Party"), against any and all losses, damages, costs, expenses or liabilities, including any amounts paid in satisfaction of judgments, in compromise, as fines and penalties, any counsel fees incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 7.2 Indemnified Party may be involved or with which he or it may be threatened (collectively, "Section 7.2 Losses"), in each case that arises out of or results from (i) any representation or warranty of Mercury contained in Article IV being untrue in any material respect as of the date on which it was made or (ii) any of the matters referred to on Schedules 4.7 or 4.10(a), except to the extent (but only to the extent) any such Section 7.2 Losses arise out of or result from the gross negligence or willful misconduct of such Section 7.2 Indemnified Party or its Affiliates; provided that (x) the aggregate liability of each Manager to indemnify Section 7.2 Indemnified Parties against Section 7.2 Losses shall be limited to the shares of Common Stock of the Company then held by such Manager and Section 7.2 Indemnified Parties seeking indemnification against any Manager for such Section 7.2 Losses hereunder shall not have recourse to any other assets of such Manager and (y) the aggregate liability of each Mercury Investor Indemnitor to indemnify Section
7.2 Indemnified Parties against Section 7.2 Losses shall be limited to his or its Escrowed Shares, and Section 7.2 Indemnified Parties seeking indemnification against any Mercury Investor Indemnitor for Section 7.2 Losses hereunder shall not have recourse to any other assets of such Mercury Investor Indemnitor. Notwithstanding anything herein to the contrary, no Section 7.2 Indemnified Party shall require any Mercury Investor Indemnitor to satisfy any Section 7.2 Losses earlier than the Reconciliation Date; provided that any Mercury Investor Indemnitor may satisfy its obligation in respect of any Section 7.2 Losses by making a cash payment to the applicable Section 7.2 Indemnified Party equal to its Percentage Share of such Section 7.2 Indemnified Loss, plus an amount equal to interest thereon at the rate of 10% per annum, compounded annually, from the date a notice (the "Section 7.2 Notice") specifying the amount of such Section
7.2 Loss is given by the applicable Section 7.2 Indemnified Party to the Old Mercury Stockholders.

         7.3 Indemnification by the Managers. Each Manager, severally and not jointly, shall indemnify and hold harmless Mercury and the Company and its Subsidiaries and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 7.3 Indemnified Party"), against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 7.3 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of such Manager contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by such Manager in the performance of his obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 7.3 Indemnified Party or its Affiliates; provided that the aggregate liability of each Manager to indemnify Section 7.3 Indemnified Parties against Losses arising out of or resulting from (x) the untruth in any material respect of any representation or warranty as to the Company made by such Manager in this Agreement, (y) any material default by such Manager in the performance of his obligations under this Agreement, shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Manager) be limited to the shares of Series C Preferred Stock and Common Stock of the Company then held by such Manager, and Section 7.3 Indemnified Parties seeking indemnification against any Manager for such Losses hereunder shall not have recourse to any other assets of such Manager.

         7.4 Indemnification by the Company. The Company shall indemnify and hold harmless each of the Managers, Mercury and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 7.4 Indemnified Party"), against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any
Section 7.4 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of the Company contained in this

Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 7.4 Indemnified Party or its Affiliates.

         7.5 Procedures.

              (a) The terms of this Section 7.5 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 7.2, 7.3 or 7.4. The
Section 7.2 Indemnified Party, Section 7.3 Indemnified Party or Section 7.4 Indemnified Party (each, an "Indemnified Party"), as the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "Indemnifying Party") under the applicable Section, which party may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this Article VII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VII to the fullest extent permitted by law.

              (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

              (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnifying Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VII.

              (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) Mercury and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; (ii) the Managers and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them and (iii) the Company and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.

         7.6 Escrow and Reconciliation.

              (a) The certificates for the shares of Series C Preferred Stock representing the Purchase Price (collectively, the "Escrowed Shares") shall be held in escrow by the Secretary of the Company as escrow holder (the "Escrow Holder"), together with related stock powers executed in blank by the record owners thereof. The Escrow Holder shall also hold in escrow the cash proceeds ("Escrowed Cash") from sales of Escrowed Shares permitted by paragraph (f) below. The Escrow Holder shall not permit the transfer of such shares on the books of the Company except in accordance with this Agreement and the Stockholders Agreement, provided that the Escrow Holder shall be entitled to rely upon written directions of the Board of Directors of the Company. The Escrow Holder shall have no personal liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment. The Company agrees to indemnify and hold Escrow Holder free and harmless from and against any and all losses, costs, damages, liabilities or expenses, including counsel fees to which Escrow Holder may be put or which he may incur by reason of or in connection with the escrow arrangement hereunder.

              (b) On or promptly following the Reconciliation Date, the Escrow Holder shall distribute the Escrowed Shares to the Old Mercury Stockholders as follows (subject to the terms of paragraph (g) below):

                   (i) first, to the Company and each other Section 7.2 Indemnified Party (pro rata in proportion to their respective Losses), an amount of Escrowed Cash of such Old Mercury Stockholder equal to such Old Mercury Stockholder's Percentage Share of the Losses, plus an amount equal to interest thereon at the rate of 10% per annum, compounded annually, from the date of the applicable Section 7.2 Notice through the Reconciliation Date, and, if necessary, a number of Escrowed Shares of such Old Mercury Stockholder having an aggregate Market Price (as defined in the Securities Purchase Agreement) equal to the balance of such Old Mercury Investor's Percentage Share of the Losses, plus an amount equal to interest thereon at the rate of 10% per annum, compounded annually, from the date of the applicable Section 7.2 Notice through the Reconciliation Date; provided that no Escrowed Shares or Escrowed Cash of any Old Mercury Stockholder shall be distributed pursuant to this clause (i) of Section 7.6(b) with respect to any Loss, if such Old Mercury Stockholder shall have theretofore satisfied its obligation in respect of such Loss in accordance with the proviso to the last sentence of
Section 7.2; and

    (ii) second, to such Old Mercury Stockholder, the balance of his or its Escrowed Shares and Escrowed Cash.

         The distribution of the Escrowed Shares contemplated in this Section 7.6(b) shall be deferred to the extent necessary to determine the Market Price of the Escrowed Shares.

              (c) Promptly following the Reconciliation Date, the Escrow Holder shall (i) if no Escrowed Shares are distributable pursuant to paragraph (i) of
Section 7.6(b), deliver the certificates representing the Escrowed Shares to the Old Mercury Stockholders, and (ii) if any Escrowed Shares are distributable pursuant to paragraphs (i) of Section 7.6(b), (x) cancel the certificates held by the Escrow Holder representing Escrowed Shares, (y) cause new certificates to be issued representing the number of Escrowed Shares distributable to the Company or any other Section 7.2 Indemnified Party pursuant to paragraphs (i) and (ii) of Section 7.6(b), which certificates the Escrow Holder shall deliver to the Company or such other Section 7.2 Indemnified Party (as applicable), and
(y) cause new certificates to be issued representing the balance of the Escrowed Shares, which certificates shall be distributed to such Old Mercury Stockholder.

              (d) Subject to the terms hereof, each Old Mercury Stockholder shall have all the rights of a stockholder with respect to the Escrowed Shares while they are held in escrow, including, without limitation, the right to vote the Escrowed Shares and receive any cash dividends declared thereon. If, from time to time, there is (i) any stock dividend, stock split or other change in the Escrowed Shares or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, all new, substituted or additional securities to which such Old Mercury Stockholder is entitled by reason of his ownership of the Escrowed Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Escrowed Shares" for purposes of this Agreement.

              (e) Legends. The share certificates evidencing the Escrowed Shares shall be endorsed with the following legend (in addition to any legend required to be placed thereon by the Securities Purchase Agreement, applicable federal or state securities laws or the Stockholders Agreement).

    "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE LICENSE PURCHASE AGREEMENT DATED AS OF MAY 20, 1999, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, WHICH PROVIDES, AMONG OTHER THINGS, FOR RESTRICTIONS ON TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

              (f) Until the Reconciliation Date, no Mercury Investor Indemnitor shall Transfer (as such term is defined in the Stockholders Agreement) any of his or its Escrowed Shares; provided that, subject to the restrictions on transfer contained in the Stockholders Agreement, after the IPO Date (as defined in the Stockholders Agreement) and notwithstanding the provisions of Section 5.4, any Old Mercury Stockholder may sell any or all of his Escrowed Shares for cash at the Market Price so long as the gross cash proceeds thereof are deposited with the Escrow Holder, who shall at the request of such Old Mercury Stockholder invest such funds in Treasury obligations or other cash equivalents that mature not later than the fifth anniversary of the date hereof, to be held in escrow by the Escrow Holder, and not to be released, except in accordance with the foregoing provisions.

              (g) Notwithstanding anything herein to the contrary, 100% of the obligations of all Old Mercury Stockholders to be satisfied by distributions of Escrowed Cash and/or Escrowed Shares pursuant to Section 7.6(b)(i) shall be satisfied, on the Reconciliation Date (as defined in clauses (i) through (iv) of the definition thereof, without regard to the proviso to such definition), first, out of any Escrowed Cash, and second, out of any Escrowed Shares held by Mercury, until all of such Escrowed Cash and Escrowed Shares shall have been distributed.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

              (a) by mutual written consent of the parties;

              (b) by any party by written notice to the other parties, if the Closing shall not have occurred on or before the date that is two years after the date hereof, provided that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement;

              (c) by any party by written notice to the other parties, if the consummation of the transactions contemplated hereby shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction; or

              (d) by the Company in the event of the Company has terminated the Securities Purchase Agreement pursuant to Section 6.15 thereof.

         8.2 Effect of Termination. (a) In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement:

              (a) In the event of a termination of this Agreement pursuant to
Section 8.1, all provisions of this Agreement shall terminate, except Section
5.2 and Articles VII and IX.

              (b) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that in the event of a termination of this Agreement pursuant to Section 8.1(d), the Company shall pay to Mercury an amount equal to the interest that shall have accrued on indebtedness to the United States Department of the Treasury attributable to the Mercury Licenses during the period commencing on the date of execution of the Securities Purchase Agreement through the date of termination by the Company. The Company shall reimburse Mercury promptly after the termination of this Agreement in respect of all or any portion of such interest actually paid by Mercury to the United States Department of the Treasury. In the event that all or any portion of such interest shall not have been so paid as of such date of termination, the Company shall pay such interest to Mercury on the date that such interest shall be due and payable to the United States Department of the Treasury.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties.

         9.2 Waiver of Compliance; Consents. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 9.2.

         9.3 Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provide that notice of a change of address shall be effective only upon receipt thereof):

         If to Mercury:      1080 River Oaks Drive, Suite B-100
                             Jackson, Mississippi  39208
                             Fax #601-914-8282

         With a copy to:     Wes Daughdrill, Esquire
                             Young, Williams, Henderson & Fuselier, P.A.
                             Post Office Box 23059
                             Jackson, Mississippi  39225-3059
                             Fax #601-355-6136

         If to the Company:  1080 River Oaks Drive, Suite B-100
                             Jackson, Mississippi  39208
                             Fax #601-914-8282





         With a copy to:     Wes Daughdrill, Esquire
                             Young, Williams, Henderson & Fuselier, P.A.
                             Post Office Box 23059
                             Jackson, Mississippi  39225-3059
                             Fax #601-355-6136


With a copy to each other party to the Securities Purchase Agreement sent to the addresses set forth in Section 10.3 thereof.

         9.4 Parties in Interest; Assignment. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns.

         9.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

         9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9.7 Interpretation. The article and section headings contained in this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Person may require.

         9.8 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions contemplated hereby.

         9.9 Publicity. So long as this Agreement is in effect, the parties agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the transactions contemplated hereby without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 9.9 by a party shall not give rise to any right to terminate this Agreement.

         9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

         9.11 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       TRITEL, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       DIGITAL PCS, LLC (f/k/a Mercury PCS II,
                                       LLC)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       -----------------------------------------
                                       William M. Mounger, II


                                       -----------------------------------------
                                       E.B. Martin, Jr.


                                       -----------------------------------------
                                       Jerry M. Sullivan, Jr.

                                                                      SCHEDULE I

                                MERCURY LICENSES


--------------------------------------------------------------------------------
      Market Number              Frequency Block       License Description
--------------------------------------------------------------------------------
           154                          F              Ft. Walton, FL
--------------------------------------------------------------------------------
           159                          F              Gainesville, FL
--------------------------------------------------------------------------------
           340                          F              Panama City, FL
--------------------------------------------------------------------------------
           343                          F              Pensacola, FL
--------------------------------------------------------------------------------
           439                          F              Tallahassee, FL
--------------------------------------------------------------------------------
            58                          F              Brunswick, GA
--------------------------------------------------------------------------------
           454                          F              Valdosta, GA
--------------------------------------------------------------------------------
           467                          F              Waycross, GA
--------------------------------------------------------------------------------

                                                                     SCHEDULE II

                                MERCURY INVESTORS


Southern Farm Bureau Life Insurance Company

M3, LLC

McCarty Communications, LLC

DC Investment Partners Exchange Fund, L.P.

FCA Venture Partners I, L.P.

Clayton Associates, LLC

Mercury PCS Investors, LLC

William M. Mounger, II

Jerry M. Sullivan, Jr.

E.B. Martin, Jr.

                                                                    SCHEDULE 1.1

                             PERMITTED EXPENDITURES

                                                                    SCHEDULE 2.1

                                 MERCURY ASSETS

                                                                    SCHEDULE 2.3

                               OTHER MERCURY DEBT

                                                                    SCHEDULE 4.6

                                MERCURY CONSENTS

         The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

         1. The Federal Communications Commission.

         Matters which could prevent Mercury from consummating the transactions contemplated by this Agreement include:

         A. Applications for Review filed by High Plains Wireless, L.P.: In re Application of Mercury PCS II, LLC for Facilities in the Broadband Personal Communications Services in the D, E and F Blocks, Federal Communications Commission File Numbers 00114CWL97, et al.

         B. Edwin Welsh v. Mercury PCS, LLC, Mercury PCS II, LLC, MSM, Inc., Mercury Wireless Management, Inc., William M. Mounger, II, Jerry Sullivan, and E.B. Martin, Chancery Court of the First Judicial District of Hinds County, Mississippi, Cause No. G97-56103.

                                COMPANY CONSENTS

         The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

         1. The Federal Communications Commission.

                                                                    SCHEDULE 4.7

                               MERCURY LITIGATION

         See Items 1(A-B) under "Mercury Consents" on Schedule 4.6.

                                                                SCHEDULE 4.10(a)
                             MERCURY FCC PROCEEDINGS

         See Items 1(A-B) under "Mercury Consents" on Schedule 4.6.

                                                                SCHEDULE 4.10(c)

                              CASH FLOW STATEMENTS

                                                                SCHEDULE 4.10(e)

                    LITIGATION AFFECTING OTHER MERCURY ASSETS